EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment, dated August 22, 2022 (the “Effective Date”) (this “Amendment”), to the Employment Agreement, dated October 1, 2021 (the “Agreement”), is entered into by and between Twin Vee PowerCats Co. (the “Company”) and Carrie Gunnerson (the “Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.        Section 4(a) of the Agreement is hereby deleted and replaced with the following:

“Base Salary. During the Term of this Agreement, Executive shall receive a base salary at a gross rate of Two Hundred Eleven Thousand Dollars ($211,000) per annum (the “Base Salary”), payable in substantially equal installments in accordance with the Company’s normal payroll practices for payment of its employees, as in effect from time to time. Executive’s Base Salary shall be subject to upward adjustment from time to time, as determined by the Company’s Board of Directors (the “Board”), or a committee thereof, in its sole discretion, but shall not be adjusted downward.”

2.       All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

3.        This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

4.        This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable in the State of New York without regard to its choice or conflict of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TWIN VEE POWERCATS CO.

By:	/s/ Joseph Visconti
Name:	Joseph Visconti
Title:	Chief Executive Officer and President

/s/ Carrie Gunnerson
Carrie Gunnerson